UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMBER ROAD, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held on May 1, 2018

To the Stockholders of Amber Road, Inc. –

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders, or Annual Meeting, of Amber Road, Inc., a Delaware corporation, will be held on Tuesday, May 1, 2018, at 9:30 A.M. local time, at the Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073, for the following purposes:

1.	To elect two directors to the Board of Directors of Amber Road for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders, with the nominees for election being current director, Mr. James Preuninger, and newly appointed director, Mr. Ralph Faison;

2.	To ratify the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 9, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

By Order of the Board of Directors,

Bradley D. Holmstrom
General Counsel & Corporate Secretary

East Rutherford, New Jersey

March 26, 2018

PROXY STATEMENT SUMMARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 1, 2018

The Proxy Statement and Annual Report to Stockholders are available at www.cstproxy.com/amberroad/2018 and at www.investor.amberroad.com

PROXY STATEMENT SUMMARY

You may vote in the following ways:

Using the Internet at http://www.proxyvote.com	Calling 1-800-579-1639 if in the United States and Canada	Mailing your signed and dated proxy card or voting instruction form

For telephone and Internet voting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. EST on April 30, 2018 for all shares.

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about the upcoming 2018 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2018 Annual Meeting of Stockholders

Date and Time:	Tuesday, May 1, 2018 at 9:30 A.M., local time

Location:	Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073

Record Date:	March 9, 2018

Mail Date:	We intend to mail the proxy materials to our stockholders on or about March 26, 2018

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Election of Two Nominees to the Board of Directors (page 12)	FOR each Director Nominee
Ratification of Selection of Independent Registered Public Accountants (page 26)	FOR

INFORMATION CONCERNING VOTING AND SOLICITATION

Proxy Statement

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amber Road, Inc., a Delaware corporation, for use at our 2018 Annual Meeting of Stockholders, to be held on Tuesday, May 1, 2018, at 9:30 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Amber Road, Inc. may also be referred to as Amber Road, the Company, we, us or our in this Proxy Statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Conference Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

Our proxy materials are available electronically at www.cstproxy.com/amberroad/2018. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2017 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

What You are Voting On

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of two directors to serve on our Board for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders;

•	The ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; and

•	Any other business as may properly come before the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

What are the Board’s Recommendations

Our Board recommends that you vote:

•	FOR the election of the two nominees listed in this Proxy Statement to serve on our Board for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders;

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2018.

Who Can Vote

The Board has set March 9, 2018 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001 par value per share, or common stock, as of the close of business on March 9, 2018. You are entitled to one vote on each proposal for each share of common stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder of “Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

Shares Outstanding and Quorum

At the close of business on March 9, 2018, there were 27,321,849 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote using any of the following methods:

✓	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

INFORMATION CONCERNING VOTING AND SOLICITATION

✓	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Most Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✓	By Telephone — Most Amber Road stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✓	In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 7:00 P.M. EST (for stockholders of record) and 11:59 P.M. EST (for shares held beneficially in street name) on April 30, 2018. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at our offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 9, 2018 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

INFORMATION CONCERNING VOTING AND SOLICITATION

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

•	FOR the election of the two nominees listed in this Proxy Statement to serve on our Board for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2018.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants, which is considered a “routine” matter under New York Stock Exchange (“NYSE”) rules. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, which matter is considered “non-routine” under NYSE rules.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Amended and Restated Bylaws, and accordingly, no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. There is no “against” option. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes.

Ratification of Auditors. The ratification of the selection of KPMG LLP requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

CORPORATE GOVERNANCE

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors is governed by our Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Guidelines may be found on our website at www.investor.amberroad.com/corporate-governance and are available in print upon written request to the Company’s Secretary at our principal executive offices at Amber Road, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Highlights of our Corporate Governance Guidelines include the following:

•	Independent Chairperson. Although our Guidelines do not require an independent Chairperson, we have maintained an independent Chairperson since prior to becoming a public company.

•	Independent Directors. All of our directors qualify as independent under NYSE regulations, with the exception of our Chief Executive Officer.

•	Independent Committees. The Board has three standing committees—Audit, Compensation and Nominating and Corporate Governance. Each committee is comprised solely of independent directors.

•	Regular Executive Sessions of Independent Directors. Our independent directors meet privately at every Board meeting with our independent Chairperson presiding over such meetings.

•	Board Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results.

•	Board Authority to Retain Outside Advisors. Our Board and committees have the authority to retain outside advisors.

•	Succession Planning. The Board, on an annual basis, reviews and updates the Company’s succession plan.

•	Director Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she must notify the Chairperson and then it is within the decision of the Nominating and Corporate Governance Committee to determine whether resignation is in the best interest of the Company and stockholders.

•	Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•	Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairperson. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•	Regular Board and Committee Evaluations. The Board has an annual evaluation process which focuses on its role and effectiveness, including that of its committees, as well as fulfillment of its fiduciary duties. The results of the evaluations are reported to and reviewed by the full Board. For 2017, the Board was satisfied with its performance and considered itself to be operating effectively.

•	Retirement. No Board member may be nominated to a new term if he or she would be age 75 or older on the date the election is held.

•	Overboarding. The Company’s policy is that (i) a non-employee Company director may serve on no more than five publicly-traded companies’ boards in addition to the Company’s Board, and (ii) an employee Company director, who is also a full-time employee of Company, may serve on no more than one publicly-traded company’s board in addition to the Company’s Board.

CORPORATE GOVERNANCE

•	Stock Ownership Guidelines. The Company’s Stock Ownership Guidelines provide that our non-employee directors and our Chief Executive Officer shall attain an investment position in our common stock having a value that is at least equal to two times total annual compensation and five times base salary, respectively.

•	Recoupment Policy. Under our Compensation Recoupment Policy, we expressly reserve the right to claw-back or recoup incentive-based or other compensation (including equity-based compensation) paid to any named executive officer if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting regulations.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for election as a director of the Company. The Committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the following:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•	Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The re-nomination of existing directors is not viewed as automatic, but will be based on continuing qualification under the criteria set forth above. In addition, the Committee will consider the existing directors’ performance on the Board and any committee, which may include consideration of the extent to which the directors undertook continuing director education. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities.

The Nominating and Corporate Governance Committee will also consider (i) any specific minimum qualifications that it believes must be met by a nominee for a position on the Board, (ii) any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and (iii) the desired qualifications, expertise and characteristics of Board members, with the goal of developing an experienced and highly qualified Board. In making its recommendations, the Committee will consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities.

Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, and a demonstrated ability to think independently and work collaboratively. In addition, although the Nominating and Corporate Governance Committee does not maintain a diversity policy, the Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise, geography and personal backgrounds. Currently, our Board members hail from different areas of the United States and one from Europe and include one woman.

CORPORATE GOVERNANCE

Leadership Structure

The positions of Chairperson of the Board and Chief Executive Officer are held by two separate individuals. Mr. Williams has served as Chairperson of the Board since 2004. Mr. Preuninger serves as Chief Executive Officer of the Company. While the Board retains the discretion to combine the roles in the future, as it deems appropriate, the Board believes that with an independent director serving as Chairperson, the interests of the stockholders are well represented and that proper governance is maintained. The Company believes that the Chairperson can provide support and advice to the Chief Executive Officer; collaborate with the Chief Executive Officer on setting a strategic direction for the Company; preside over executive or independent sessions of the Board when management, including the Chief Executive Officer, is not present; and, lead the Board in fulfilling its responsibilities. This leadership structure also provides the Company the advantage of different viewpoints and backgrounds. The Company believes that the current leadership structure of the Board is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on the Company’s current needs.

Board Committees and Charters

The Board has three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at www.investor.amberroad.com/corporate-governance.

Audit Committee

Our Audit Committee is comprised of Rudy Howard (Chair), Pamela Craven and John Malone, each of whom is an independent director and satisfies the additional independence requirements for members of the Audit Committee imposed by NYSE rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each of the members of our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE and does not serve on more than three audit committees of public companies. Our Board of Directors has determined that Mr. Howard qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC. The Audit Committee met five times in 2017. The Audit Committee assists our Board of Directors in its oversight of:

•	the audit and integrity of our financial statements;

•	our compliance with applicable law, risk assessment and risk management;

•	the qualification and independence of our independent registered public accounting firm;

•	the establishment and performance of our internal audit function and independent registered public accounting firm; and

•	the annual Audit Committee report.

Under our Audit Committee charter, the Audit Committee:

•	has direct responsibility for the appointment, compensation, retention, termination and oversight of the work of our independent registered public accounting firm;

•	oversees the independence of our independent registered public accounting firm;

•	establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm our internal control over financial reporting, the internal audit function, and changes in accounting and financial reporting principles;

•	reviews and discusses with management and our independent registered public accounting firm the overall adequacy and effectiveness of our Code of Conduct and Business Ethics and compliance with applicable laws, regulations and internal compliance programs; and

•	reviews with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding our financial statements or accounting policies.

CORPORATE GOVERNANCE

Compensation Committee

Our Compensation Committee is comprised of Pamela Craven (Chair), Barry Williams, John Malone (until December 1, 2017) and Ralph Faison (from December 1, 2017), each of whom is an independent director and satisfies the additional independence requirements of the SEC and the NYSE. Mr. Malone was a member of the Compensation Committee until he joined the Nominating and Corporate Governance Committee on December 1, 2017. Each member is also an “outside director” as defined under Section 162(m) under the Internal Revenue Code of 1986, as amended (“Code”). Our Compensation Committee oversees our overall compensation program. The Compensation Committee met twelve times in 2017. Our Compensation Committee charter provides that the Compensation Committee shall, among other responsibilities:

•	oversee the Company’s overall compensation philosophy, compensation plans and benefit programs;

•	review, evaluate and approve executive officer compensation and performance on an annual basis;

•	approve equity grants to executive officers, or, if the Compensation Committee deems appropriate, recommend them to the full Board for approval;

•	review and approve any consulting arrangements, employment contracts or severance agreements with any executive officer;

•	assess whether the compensation structure encourages undue risk-taking;

•	adopt or modify any incentive compensation plan, or, if this action would require stockholder approval, recommend it to the full Board for approval and proposal to the stockholders;

•	review and recommend to our Board of Directors any director compensation programs for our independent directors;

•	have power to engage compensation consultants, advisors or legal counsel; and

•	generally review the Company’s overall compensation strategy to ensure that it aligns with the interests of the Company’s stockholders, supports the Company’s objectives, and provides appropriate rewards and incentives to serve the long-term best interests of the Company.

None of the current members of our Compensation Committee serve, or has at any time served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of John Malone (Chair from March 1, 2018, member from December 1, 2017), Kenneth Harvey (Chair until March 1, 2018, member after March 1, 2018), Barry Williams and Rudy Howard, each of whom is an independent director. The Nominating and Corporate Governance Committee met five times in 2017. Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall:

•	search for, identify and evaluate individuals qualified to become Board members and recommend individuals to be nominated for election to our Board of Directors;

•	develop, maintain and oversee the Corporate Governance Guidelines and Code of Conduct applicable to members of the Board of Directors and for monitoring the independence of the Board;

•	advise our Board of Directors regarding appropriate corporate governance policies, and changes thereto, and assist our Board of Directors in achieving them;

•	have sole discretion to retain a search firm for the purpose of identifying director candidates;

•	review the performance of each director who is standing for re-election and the independence of each director;

•	have responsibility for succession planning for executive officers; and

•	review and consider actual and potential conflicts of interest of management and directors.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. From time to time, senior executives review these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to address such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

Of growing importance to the Board of Directors, as well as to the SaaS industry in general, are the risks associated with cyberattacks and security and privacy breaches. In the course of our service engagements with clients, we have access to confidential customer and personal information. Any breach of security or privacy, unauthorized access or usage, viruses or similar breach or disruption could cause serious damage to our reputation, early termination of our contracts, invite regulatory investigation and cause us to incur significant costs associated with litigation, indemnification and remediation, all adversely impacting our results of operations and financial condition. The Board is managing this risk through education, greater direct communication with, and periodic Board reporting from, the Chief Information Officer, and was in full support of the Company’s recently created position of Director of Global Information Security & Compliance.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and through reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee

•   Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Conduct.

Nominating and Corporate Governance Committee

•   Oversees the assessment of each Board member’s independence to avoid conflict, determine effectiveness of the Board and committees, and maintain good governance practices through our Corporate Governance Guidelines and Code of Conduct.

Compensation Committee

•   Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics that applies to our directors as well as all of our staff members, including our executive officers. To view our Code of Conduct and Business Ethics, please visit our website at www.investor.amberroad.com/corporate-governance. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Conduct and Business Ethics in 2017.

CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

There have been no transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation,” and other than the transactions described below. For a description of severance and change in control arrangements that we have entered into with some of our executive officers, see the Section of this Proxy Statement entitled “Management Severance Policy” and “Change in Control Agreements.”

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors and our Amended and Restated Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provides our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our independent directors.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, (i) a related person is any person who is an executive officer, director, director nominee, or a beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any such persons, and (ii) a related person transaction, subject to certain exceptions, is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest in the transaction.

Under the policy, if a transaction has been identified as a related person transaction it must be reported to our General Counsel, and be reviewed and approved by the Audit Committee of our Board of Directors. No member of the Audit Committee can participate in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee. In addition, under our Code of Conduct and Business Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

CORPORATE GOVERNANCE

Director Independence

At least annually, the Nominating and Corporate Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a stockholder or officer of an organization that has a relationship with the Company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any development affecting a director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of the NYSE and the requirements of the SEC. Mr. Preuninger is not independent based on his service as our CEO. Mr. Preuninger is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

Board Meetings

The Board held twelve meetings in 2017 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The independent directors met in executive session without management at all regularly scheduled meetings of the Board, with the independent Chairperson presiding over such sessions. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the members of the Board were present at our 2017 Annual Meeting of Stockholders.

Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairperson, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chair of the Nominating and Corporate Governance Committee.

Corporate Governance Materials Available on the Amber Road Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board of Directors and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at Amber Road are available on the Corporate Governance section of our website, www.investor.amberroad.com/corporate-governance, including:

•	Corporate Governance Guidelines

•	Amended and Restated Certificate of Incorporation

CORPORATE GOVERNANCE

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Guidelines for Director Qualification

•	Code of Conduct and Business Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Please specify which documents you would like to receive.

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 -

Election of Directors

Our Board of Directors currently consists of seven members: James Preuninger, Pamela Craven, Kenneth Harvey, Rudy Howard, John Malone, Barry Williams and Ralph Faison. Mr. Harvey’s term ends as of the 2018 Annual Meeting and he has decided to not stand for re-election. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Under NYSE rules, our classes must be of approximately equal size. As of the 2017 Annual Meeting of Stockholders, our classes were not of approximately equal size, so Mr. Howard was immediately re-classified as a Class II director. Our directors are currently divided among the three classes as follows:

•	Class I—Mr. Preuninger and Mr. Harvey are the Class I directors whose terms expire at this 2018 Annual Meeting of Stockholders. Mr. Harvey is not standing for re-election. Mr. Preuninger has been nominated for re-election and Mr. Faison has been nominated for election at this 2018 Annual Meeting for three-year terms expiring at the 2021 Annual Meeting of Stockholders.

•	Class II—Mr. Malone and Mr. Howard are the Class II directors whose terms expire at the 2019 Annual Meeting of Stockholders.

•	Class III—Ms. Craven and Mr. Williams are the Class III directors whose terms expire at the 2020 Annual Meeting of Stockholders.

The current Board of Directors, committee involvement and certain other relevant information is set forth below:

Director	Age	Director Since	Nominating & Corporate Governance Committee	Audit Committee	Compensation Committee
James Preuninger, Chief Executive Officer	58	2002
Barry Williams, Chairperson of the Board	71	2004	✓		✓
John Malone	56	2014	Chairperson	✓
Pamela Craven	64	2014		✓	Chairperson
Rudy Howard	60	2012	✓	Chairperson
Ken Harvey	57	2008	✓
Ralph Faison	59	2017			✓

PROPOSAL 1 – ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, only our Board of Directors will be able to fill any vacancies on our Board of Directors until the next succeeding Annual Meeting of Stockholders. In accordance with NYSE rules, any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

It is proposed to elect two Class I directors to serve for a three-year term expiring at our Annual Meeting of Stockholders in 2021. Upon recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Mr. Preuninger for re-election and Mr. Faison for election, as Class I directors. Biographical information about each of the nominees and each director whose term will continue after the Annual Meeting is set forth below. Each nominee is currently serving as a director of our Company. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.

Nominees for Election at this Annual Meeting -

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers.

James W. Preuninger

Mr. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board of Directors since 2002. As Chief Executive Officer, Mr. Preuninger oversees sales and marketing, finance, data center operations, general and administrative staff, and corporate development. He is responsible for opening new markets and expanding our portfolio of solutions through strategic partnerships and acquisitions. Mr. Preuninger began his career at IBM Corporation, where he held several positions in sales and marketing. The Nominating and Corporate Governance Committee believes that Mr. Preuninger’s background as a co-founder of our Company and long service as our Chief Executive Officer provides the Board with invaluable insight into the inner workings of our Company, enhances the efficiency of the Board’s oversight function and qualifies him to serve on our Board of Directors.

Ralph Faison

Mr. Faison became a director in 2017 and most recently served, from 2011 to 2014, as the President, Chief Executive Officer and Chairman of the Board of publicly-traded Pulse Electronics Corporation, a worldwide leader in electronic component design and manufacture with a broad international customer base. From 2002 to 2007, Mr. Faison served as Chief Executive Officer and director of publicly-traded Andrew Corporation, a manufacturer of communications equipment and systems, where he also served for a time as its Chief Operating Officer prior to its acquisition by CommScope, Inc. in 2007. Mr. Faison’s prior experience also includes serving as President and Chief Executive Officer of Celiant Corporation, prior to it being acquired by Andrew Corporation; Vice President of the New Ventures Group at Lucent Technologies; and, various positions with AT&T. Mr. Faison has also served on the Board of Directors of NETGEAR, Inc. since 2003, where he is the former chair of its Compensation Committee and currently is a member of its Nominating and Corporate Governance Committee and Cyber Security Committee.

PROPOSAL 1 – ELECTION OF DIRECTORS

He also serves on the Board of Directors of Giga IO Networks, a privately held start-up providing interconnect performance to cluster based computing. The Nominating and Corporate Governance Committee believes that Mr. Faison’s experience as a public company CEO, his experience with multi-national companies and his public company directorships qualifies him to serve on our Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO NOMINEES NAMED ABOVE

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED

Directors Continuing in Office –

The following Class II and III directors shall continue in office:

Pamela F. Craven

Ms. Craven became a director in March 2014 upon the completion of our initial public offering. Beginning in 2000, Ms. Craven served as General Counsel of Avaya Inc., a global organization that develops, manufactures, sells and services communications products and software for enterprises. Since 2007, she also served as Chief Administrative Officer of the organization, responsible for over 300 employees across functions including Internal Audit, Enterprise Risk Management, Security & Business Continuity, Board Governance and Administration, Human Resources, Real Estate, Compliance, Global Trade, Government Affairs and Law & Contracting. She also served as a member of the Avaya Executive Committee and Chief Compliance Officer. Ms. Craven ceased to be an executive officer of Avaya on June 30, 2014 and retired from Avaya on December 31, 2014. Ms. Craven previously served on the boards of directors of Avaya Inc. Global Connect, Ltd. (2009–2010), a publicly traded Indian company, and Avaya-Tenovis GmbH (2004–2006). She is currently active at the Penn Law Board of the University of Pennsylvania Law School, having completed her 10-year term as overseer in October 2014. She is now a member of the board of the New Jersey Chapter of the National Association of Corporate Directors and a member of the board of the New Jersey Women Lawyers Association and a member of the American Law Institute. We believe Ms. Craven’s background as an executive of a technology company in the fields of law, corporate governance, compliance, governance, transactions and business administration qualifies her to serve on our Board of Directors.

Rudy C. Howard

Mr. Howard has served as a director since 2012. Mr. Howard is the Chief Financial Officer of vTv Therapeutics, a publicly held, clinical-stage pharmaceutical company. Prior to joining vTv, he spent over five years as CFO at SciQuest, Inc., an international spend-management software company. He has also served as CFO for a number of other public and private multi-national companies in the life sciences and software industries, including MDS Pharma Services and Pharmaceutical Product Development (PPD). Mr. Howard spent the first half of his career in public accounting, where he became an assurance partner with PricewaterhouseCoopers. He served clients in the pharmaceutical, biotechnology, high technology and financial services industries. Among his areas of expertise were public company disclosure compliance, including guiding a number of clients through the IPO process, and merger and acquisition consulting. Mr. Howard is a certified public accountant and received his B.A. in accounting from North Carolina State University. In addition, since 2012, Mr. Howard has served as a director and member of the audit and compensation committees of Metabolon, Inc., a privately-held diagnostics and services company. We believe Mr. Howard’s extensive experience with financial and accounting matters and his background as an executive officer at several public companies qualifies him to serve on our Board of Directors.

Barry M. V. Williams

Mr. Williams has served as Chairman of our Board of Directors since 2004. Previously, Mr. Williams held numerous executive-level positions at P&O Nedlloyd, the second largest ocean carrier in the world prior to its acquisition by A.P. Moller Maersk. Mr. Williams’ career at P&O Nedlloyd spanned over 35 years, culminating in his service as chief executive officer and as a member of the executive committee. As the leader of P&O Nedlloyd, he successfully consolidated its back office operations in China and India, diversified into freight forwarding and supply chain management services, and implemented the company’s strategic e-commerce systems. From

PROPOSAL 1 – ELECTION OF DIRECTORS

2007 through 2011, and since 2013, Mr. Williams has served as chairman of ESS-Databridge Exchange Limited, a provider of electronic shipping and trade documentation and data solutions. We believe Mr. William’s management experience in the shipping and supply chain management industries and his experience with strategic growth companies in the global trade management industry qualifies him to serve on our Board of Directors.

John Malone

Mr. Malone became a director in March 2014 upon the completion of our initial public offering. From 2008 until its sale in 2013 to Haystax Technology, Inc., Mr. Malone served as the executive chairman of Digital Sandbox, Inc., an organization that provides threat and risk analysis and monitoring software in the national and homeland security arenas. From 2009 until its successful sale in 2012 to Acronis International GmbH, Mr. Malone served as executive chairman of Group Logic, Inc., an organization that provides digital content collaboration solutions in the enterprise and in the cloud. From 2003 to 2007, Mr. Malone served as Senior Vice President of Sales and Business Development for Neustar, Inc., a provider of real-time information and analytics for the Internet, telecommunications, entertainment, and marketing industries. During his tenure at Neustar, which included the company’s transition from a private enterprise to a New York Stock Exchange listed company, the company’s revenue grew from $80 million to more than $420 million. We believe Mr. Malone’s general executive experience, including his experience with strategic acquisitions, qualifies him to serve on our Board of Directors.

EXECUTIVE COMPENSATION DISCUSSION

Executive Compensation Discussion

Amber Road, Inc. 2017 Named Executive Officers (“NEOs”)	Compensation Committee Report on Executive Compensation:
James Preuninger Chief Executive Officer Thomas Conway Chief Financial Officer Nathan Pieri Chief Product Officer Albert C. Cooke III Vice President, Global Sales

The Compensation Committee (“Committee”) has reviewed and discussed this Report on Executive Compensation for the fiscal year ended December 31, 2017 with management. In reliance on the reviews and discussions with management relating to this Report on Executive Compensation, the Committee has recommended to the Board, and the Board has approved, that this Report on Executive Compensation be included in this Proxy Statement.

Compensation Committee of the Board of Directors,

Pamela Craven (Chair)

Barry Williams

Ralph Faison

Executive Compensation Policies and Practices

This discussion of executive compensation provides a detailed description of our compensation philosophy, policies, practices and the factors and process used in making compensation decisions for our NEOs and other executive management (collectively, “Executive Management”). We strive to implement sound executive compensation policies, including compensation-related corporate governance standards. During fiscal 2017, we maintained the following executive compensation policies and practices, which we believe drive

EXECUTIVE COMPENSATION DISCUSSION

performance and prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests or encourage undue or inappropriate risk-taking on the part of Executive Management or other employees:

Policy/Practice	Summary

Recoupment (Claw-Back) Policy	Under our Compensation Recoupment Policy, we expressly reserve the right to claw-back or recoup incentive-based or other compensation (including equity-based compensation) paid to any NEO if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws or regulations.

No Excise Tax Payments or Gross-Ups	We have not and will not enter into any change in control agreement or arrangement with an NEO that provides for an excise tax gross-up payment. We do not provide any tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses for newly-hired and current executives who agree to relocate to work on the Company’s behalf.

Limited Perquisites	We provide limited perquisites or other personal benefits to our NEOs and provide air and other travel for our NEOs for business purposes only.

Anti-Hedging Policy	Our employees, including our NEOs, and directors are not permitted to hedge their economic exposure to our equity securities or enter into any other transaction in which they profit if the value of the Company’s common stock falls.

Incentive Compensation Amounts Subject to Thresholds and Maximums	Our annual incentive cash performance bonuses have threshold performance requirements that must be achieved to receive payment and are also subject to maximum payment “caps,” “decelerators,” and “accelerators” to decrease risk.

Stock Ownership Requirements	Our Stock Ownership Guidelines provide that our non-employee directors and our Chief Executive Officer shall attain an investment position in our common stock having a value that is at least equal to two (2x) times total annual compensation and five (5x) times base salary, respectively.

Independent Compensation Consultant	Pearl Meyer Partners, LLC (“Pearl Meyer”) is retained directly by the Committee, advises the Committee on pay decisions regarding our NEOs, other Executive Management and non-employee directors, and keeps the Committee apprised of compensation trends and best practices. Pearl Meyer performs no other services for us.

Compensation Risk Assessment	The Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

Long-Term Equity Awards	Our long-term equity awards for employees as well as non-employee directors are generally granted based on a specific target percent of base compensation, are generally awarded during a set period of time following our fiscal year-end results and with valuation and exercise price corresponding directly to the grant date.

No Single Triggers	We do not have “single-trigger” equity vesting acceleration upon a change in control for restricted stock units (“RSUs”), stock options or other equity awards. In the event of a change in control, a qualifying termination of employment, or “double-trigger,” is required for accelerated vesting of equity awards.

Performance Awards	Under our 2012 Omnibus Incentive Compensation Plan (“2012 Plan”), performance stock units (“PSUs”) earned upon a change in control are based on a pro-rated performance period.

Minimum Vesting Requirements	Under our 2012 Plan, equity awards are granted with a minimum vesting period of one year, with full vesting generally over four years.

Peer Group Analysis	The Committee reviews total direct compensation (base salary, annual cash incentive and long-term equity incentive awards) and the mix of compensation components for the NEOs relative to our peer group as one of the factors in determining if compensation is appropriate and adequate to attract, motivate and retain executive officers.

EXECUTIVE COMPENSATION DISCUSSION

Executive Compensation Philosophy and Control

Philosophy

The Company is a leading provider of cloud-based global trade management (GTM) software, trade content and training, helping companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk—a very specialized industry. Accordingly, the Company’s Executive Management must have the skills and experience to manage and motivate an organization spread over several countries with varying business and complex regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining and rewarding the right candidates for their contributions.

The Committee strives to establish an executive compensation program offering competitive total direct compensation opportunities, which are aligned with stockholder return through established performance criteria. The Committee is guided by the following principles in establishing and assessing compensation programs and policies for the Executive Management, including the NEOs:

•	Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole, or one or more of its divisions or business units, as well as to the individual’s performance;

•	The interests of Executive Management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a portion of the Executive Management’s total direct compensation in the form of equity-based incentives; and

•	Total direct compensation must be competitive with our peer group, as well as broader industry survey data.

To accomplish the above objectives, our compensation practices generally include three elements: Base Salary, Short-Term (Annual Cash) Incentive Awards and Long-Term (Equity) Incentive Awards. For 2017, the majority of target compensation for each NEO was “at-risk”, variable and based on the Company’s performance, with 87% of our CEO’s direct compensation and 79% of our other NEOs’ direct compensation, earned based on our performance and paid in the form of annual cash incentives, as well as stock options, restricted stock units and performance stock units. The following chart generally illustrates the 2017 allocation of target total variable and at-risk compensation for the CEO and the other NEOs under our compensation philosophy.

Objective Input

Compensation is the collective responsibility of many individuals. Ensuring that each group is making effective decisions based on appropriate metrics will result in achieving our philosophy that coincides with our stockholders’ long-term interests.

Responsible Party	Primary Roles and Responsibilities

Compensation Committee - (Comprised solely of independent directors and reports to the Board)

•  Leads the process for the evaluation by the Board of the performance of the CEO within the context of the financial and operational performance of the Company and qualitative criteria determined by the Board; provides feedback to the CEO on performance and objectives.

•  Determines and approves compensation packages for our Executive Management and reports to the full Board.

•  Reviews and approves all compensation programs in which our Executive Management participate.

•  Oversees the Board’s relationship with and response to stockholders on executive compensation matters.

•  Exercises the sole authority to select, retain and/or obtain advice from compensation consultants, legal counsel and other outside advisors and assesses the independence of each, taking into consideration the factors set forth in the SEC rules and NYSE listing standards.

EXECUTIVE COMPENSATION DISCUSSION

Consultant to the Compensation Committee- (Pearl Meyer, independent consultant retained directly by the Compensation Committee)

•  Attends certain Committee meetings, including meeting in executive session with the Committee.

•  Provides advice on the appropriateness and competitiveness of our compensation program relative to market practice, including advising the Committee on NEO compensation and the selection of our peer group.

•  Consults on various compensation matters, trends and developments, and recommends compensation program designs and practices to support our business strategy and objectives.

•  Cooperates with management to compile market data and review the appropriateness of such data.

•  Works with the Committee to assess the potential risks arising from our compensation policies and practices.

CEO - (Assisted by Company staff)	• Conducts performance reviews for the other Executive Management and makes recommendations to the Committee with respect to compensation of Executive Management other than himself.

Use of Independent Advisor

The Committee retains compensation consultants to assist it in assessing the competitiveness of Executive Management compensation. For fiscal 2017, the Committee retained Pearl Meyer. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Pearl Meyer and conducted a conflicts of interest assessment (taking into consideration factors specified in the SEC rules and NYSE listing standards) and has concluded that Pearl Meyer is independent. No other fees were paid to Pearl Meyer except fees related to its services to the Committee.

Use of a Peer Group

The Committee does not target or position NEO pay levels at a specific percentile level relative to a peer group. Rather, the Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global trade management software enterprise.

Precise information regarding executive officer compensation practices among the Company’s competitor group is sometimes difficult to obtain. In addition, even when such data is available, meaningful differences in size, location, maturity, business model and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require exercise of judgment. In assessing the competitiveness of the Company’s NEO compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its compensation consultant with regard to the market for executive management positions. During fiscal 2017, the Committee used the following companies as a peer group:

2017 Peer Group
Companies		Performance
Bazaarvoice, Inc. Brightcove, Inc. Callidus Software Inc. Carbonite, Inc. ChannelAdvisor Corp. Descartes Systems Group Everbridge, Inc.	Five9, Inc. Kinaxis Halogen Software LivePerson, Inc. PROS Holdings, Inc. Q2 Holdings, Inc. SPS Commerce, Inc.	Market Capitalization* Peer Group Median: $833M Amber Road: $183M Revenues* Peer Group Median: $197M Amber Road: $79M *approximate average as of November 30, 2017

Note: Halogen Software was removed from the peer group mid-year after it was acquired. Bazaarvoice Inc. was removed from the peer group in February 2018 when it went private. TechTarget, Inc. and Limelight Networks, Inc. were added to the peer group for 2018.

EXECUTIVE COMPENSATION DISCUSSION

This peer group was primarily selected based upon criteria such as industry, business lines, operating model, customer base, revenue, market capitalization and entities with which the Company competes for stockholder investment. The Committee reviews the peer group on an annual basis and makes adjustments as needed due to, for example, merger and acquisition activity during the year. While the Committee does not target a particular position relative to its peer group in determining the salary, annual cash incentive and long-term incentive levels for each NEO, the Committee does consider the range of salary, annual cash incentive and long-term incentive levels that the peer group provides to similarly situated executives and intends that the levels provided to each NEO fall within that range. The salary, annual cash incentive and long-term incentive levels for fiscal 2017 generally fell within this range and are generally intended to be within the 35th to 65th percentile of the range.

Elements of Compensation

The following table summarizes the key elements of our fiscal 2017 executive compensation program:

Compensation Category		Description of Compensation	Rationale	Influencing Factors
Base Salary		Fixed compensation delivered in cash; reviewed annually and adjusted if appropriate.	Provides base amount of market competitive pay.	Experience, market data, individual role and responsibilities, and individual performance.

Short-Term (Annual Cash) Incentive Awards		Variable cash compensation based on performance against annual goals of Revenue, Annual Subscription Value and Adjusted EBITDA.	Motivates and rewards achievement of key financial results for the fiscal year.	Annual target bonus opportunity determined annually based on market data and individual role and responsibilities; payout based on Company performance.

Long-Term (Equity) Incentives Awards	Restricted Stock Units (“RSUs”)	Variable compensation with payout in shares with time-based vesting; award vests over four years.	Directly aligns interests of Executive Management with long-term stockholder value creation and promotes retention.	Target value of all long-term incentive awards from our 2012 Plan is based on individual role and responsibilities and market data; payout based on Company’s common stock price—at time of settlement (for RSUs), upon exercise (for stock options) and achievement of performance metrics (for PSUs).
	Stock Options	Variable compensation based on increase in stock price from date of grant, subject to exercise for right of ownership; award vests over four years.	Directly aligns interests of Executive Management with long-term stockholder value creation and provides upside potential over a ten year option term; also promotes retention.
	Performance-Based Stock Units (“PSUs”)	Variable compensation with payout in shares based on multi-year financial metrics or milestones attained generally during a two to three-year performance period.	Directly aligns interests of Executive Management with long-term stockholder value creation by linking potential payouts to multi-year financial metrics or milestones; also promotes retention.

Base Salary

Base salary is intended to compensate Executive Management for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruitment purposes. Executive Management base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, the Committee also incorporates its perspective and the market knowledge of its compensation consultant related to Executive Management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each of the Executive Management and, with respect to Executive Management other than the Chief Executive Officer, input from the Chief Executive Officer.

EXECUTIVE COMPENSATION DISCUSSION

Short-Term (Annual Cash) Incentive Program

The Short-Term (Annual Cash) Incentive Program is intended to motivate and reward Executive Management for achieving financial and strategic execution goals over a one-year period. The Committee has the latitude to determine annual cash incentive amounts based upon a number of factors including corporate financial goals, strategic execution objectives, competitive data and individual performance. While the Committee primarily bases annual cash incentive awards on performance against these objectives for the year, it retains discretion in determining actual bonus payouts. Annual cash incentive awards are typically paid in cash, but the Committee has discretion to pay a portion of the annual cash incentive awards in equity or other long-term incentives, or not at all.

For fiscal 2017, the Committee, for the reasons set forth below, selected the following financial performance metrics as the general set of metrics upon which to base the annual cash incentives:

•	Revenue—Revenue as reported in the Company’s Annual Report on Form 10-K filed on March 9, 2018. The Committee believes that Revenue is one of the most recognizable and objective measures of corporate growth and performance.

•	Annual Subscription Value (“ASV”)—Annual Subscription Value is the one-year value of subscription agreements signed by the Company during the fiscal year. The Committee believes that ASV is one of the most important performance metrics associated with growth in the Software-as-a-Service industry.

•	Adjusted EBITDA—EBITDA is generally defined as net income (loss) plus depreciation and amortization, interest expense (income) and income tax expense. We use Adjusted EBITDA to remove from our operating results the impact of our capital structure, with an add-back for stock compensation. The Committee believes that Adjusted EBITDA is an important metric in measuring operating performance exclusive of capital structure costs and expenses and the method by which assets were acquired. However, for 2017, the Adjusted EBITDA metric was designed as a deferred two-year performance target to be determined at fiscal year-end 2018 and compensated in PSUs.

The above three performance metrics, for most of the Executive Management, were weighted equally (one-third each) with the exception of Mr. Al Cooke and one other Executive Manager for whom 50% of their target award was based on the Company’s sales incentive program. As stated above, the Adjusted EBITDA metric was a deferred two-year target and not intended to be awarded in 2017. Achieving Revenue at 97% was the hurdle for payment of any incentive compensation under any metric in the program. Thereafter, for award of the other two metrics, Executive Management had to achieve the Revenue and ASV thresholds at 97% and 80%, respectively, for any payout in relation to each such metric to be earned. Payouts for the attainment of goals for Revenue and ASV are capped at 110% and 125%, respectively. In order to be entitled to any payment under the 2017 Short-Term (Annual Cash) Incentive Program, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive’s employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for the cash incentive for the applicable period, and the executive will forfeit all rights to such payment, except to the extent otherwise provided by the Company.

The 2017 Short-Term (Annual Cash) Incentive Program provided a bonus target as a percentage of base salary for James Preuninger, Thomas Conway and Nathan Pieri of 80%, 40% and 40%, respectively. Mr. Cooke’s target awards are based 50% on each of the Incentive Program and on the Company’s sales incentive program. In accordance with the 2012 Plan, the Committee decided to settle the short-term incentives in cash, with the exception of the Adjusted EBITDA metric that would be awarded in PSUs, if performance was attained as of December 31, 2018. For Messrs. Preuninger, Pieri, Conway and Cooke, the Committee awarded Short-Term (Annual Cash) Incentive Program awards as follows: Mr. Preuninger – $77,263; Mr. Pieri—$29,788; Mr. Conway—$29,416; and, Mr. Cooke—$25,832 (Mr. Cooke also received $87,825 from the Company’s sales incentive program for a total annual incentive of $113,657).

Long-Term (Equity) Incentive Program

The Long-Term (Equity) Incentive Program is intended to align the interests of Executive Management with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term equity incentives are also designed to motivate and help retain top talent. To accomplish these objectives, the Committee has discretion to make grants of stock options, time-based restricted stock, performance-based awards, as well as other types of grants authorized by our 2012 Plan.

EXECUTIVE COMPENSATION DISCUSSION

The Committee determines awards under the Long-Term (Equity) Incentive Program based upon a number of factors including competitive data, total overall compensation provided to Executive Management, Company performance during the fiscal year preceding the year of grant and historic grants. The various factors are not given specific weights and the Committee retains discretion to consider items as it deems appropriate. For fiscal year 2017, under the Long-Term (Equity) Incentive Program, there were 525,754 RSUs, 198,442 PSUs and 1,050,654 stock options awarded to employees (not including non-employee directors), each having a fair value corresponding to the date of grant that will vest and/or become exercisable according to the following vesting schedule: (i) RSUs will vest 25% on each of the first, second, third and fourth anniversaries of the date of grant; (ii) Stock Options will vest 25% on the first anniversary of the date of grant, and then 6.25% at the end of each three-month period thereafter; and (iii) PSUs will vest according to certain Adjusted EBITDA performance metrics as of December 31, 2018.

Pursuant to the 2017 Long-Term (Equity) Incentive Program, (i) Mr. Preuninger received an award of 97,013 RSUs, 232,038 Stock Options, 28,745 PSUs (as target compensation for performance achievement of the two-year Adjusted EBITDA metric under the 2017 Short-Term (Annual Cash) Incentive Program, discussed above) and 107,792 PSUs (to be considered in recognition of his non-receipt of a 2016 Long-Term (Equity) Incentive Program award (as disclosed in the 2017 Proxy Statement, due to the limited number of shares remaining in the Company’s 2012 Plan for 2016)) and based on performance achievement of the two-year Adjusted EBITDA metric under the Short-Term (Annual Cash) Incentive Program, discussed above); (ii) Mr. Conway received an award of 139,448 RSUs, 94,353 Stock Options, and 10,909 PSUs (as target compensation for performance achievement of the two-year EBITDA metric under the 2017 Short-Term (Annual Cash) Incentive Program, discussed above); (iii) Mr. Pieri received an award of 139,448 RSUs, 94,353 Stock Options and 11,082 PSUs (as target compensation for performance achievement of the two-year EBITDA metric under the 2017 Short-Term (Annual Cash) Incentive Program, discussed above); and, (iv) Mr. Cooke received an award of 31,792 RSUs, 76,041 Stock Options, and 9,610 PSUs (as target compensation for performance achievement of the two-year EBITDA metric under the 2017 Short-Term (Annual Cash) Incentive Program, discussed above).

2012 Omnibus Incentive Compensation Plan

The purpose of the 2012 Omnibus Incentive Compensation Plan (“2012 Plan”) is to stimulate the efforts of employees, officers, non-employee directors and consultants, in each case who are selected to be grantees, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The 2012 Plan covers the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our subsidiaries and affiliates. The Compensation Committee administers the 2012 Plan and may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee, except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full Board of Directors must serve as the committee with respect to any awards to our non-employee directors.

The 2012 Plan imposes certain annual per-grantee award limits. Subject to changes in the Company’s capitalization, (i) the aggregate number of shares that may be granted pursuant to awards during any calendar year to any one grantee will not exceed 668,000, (ii) the maximum value of all awards to be settled in cash or property other than our common stock that may be granted to any grantee in a single calendar year may not exceed $1.0 million, and (iii) the aggregate dollar value of shares underlying awards granted during any calendar year to any one non-employee director will not exceed $400,000 in value (determined as of the date of grant). These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

The maximum number of shares of common stock available for future awards granted under the 2012 Plan as of December 31, 2017 is 3,141,931; provided that (i) any shares issued under stock options or stock appreciation rights will be counted against this limit on a one-for-one basis; and (ii) any shares issued as awards other than stock options or stock appreciation rights will be counted against this limit as 1.67 shares for every 1 share subject to such award.

For purposes of the foregoing share limit, the aggregate number of shares issued under the 2012 Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the 2012 Plan may not again be made available for issuance under the 2012 Plan if such shares are: (1) shares that were subject to an exercised stock appreciation right (regardless of whether such stock appreciation right settles in cash or stock), (2) shares delivered to or withheld by the Company to pay the exercise price of an option, (3) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (4) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled,

EXECUTIVE COMPENSATION DISCUSSION

expired, forfeited or otherwise not issued under an award and awards (other than stock appreciation rights) that are settled in cash will not count as shares issued under the 2012 Plan. Any shares that again become available for grant pursuant to the foregoing will be added back as one share if such shares were subject to any award granted prior to March 10, 2017 or subject to any award of options or stock appreciation rights granted under the 2012 Plan on or after March 10, 2017, and each such share will be added back as 1.67 shares if such share was subject to an award granted on or after March 10, 2017 other than an option or stock appreciation right.

The 2012 Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options (ISOs);

•	stock appreciation rights (SARs);

•	restricted shares;

•	deferred stock and restricted stock units;

•	performance units and performance shares;

•	dividend equivalents; and

•	other stock-based awards.

Grants made under the 2012 Plan after March 10, 2017 have a minimum vesting requirement of one (1) year and customarily have a full vesting schedule of four (4) years. The 2012 Plan does not permit an equity award to vest or become exercisable (a) earlier than twelve months after the grant date of the award or (b) solely as a result of a corporate transaction that does not constitute a change in control (as defined in the 2012 Plan); provided, however, that (i) if an award vests or becomes exercisable solely on the basis of time, such award may vest or become exercisable as a result of a change in control but only if the surviving company does not assume the award or replace the award with an equivalent award granted by the surviving company; and (ii) if an award vests or becomes exercisable in whole or in part upon achievement of specified performance goals, the award may vest or become exercisable upon a change in control but only (x) to the extent that the performance goals have been achieved based on actual performance through the date of change in control or (y) on a pro rata basis based on the period of time within the performance period that has elapsed from the grant date through the date of change in control. The 2012 Plan provides for a “double-trigger” prohibiting the accelerated vesting of an equity award that is assumed by the surviving company or replaced with an equivalent award granted by the surviving company after a change in control unless the grantee’s employment is terminated without cause, or by the grantee for good reason (as those terms are defined in the applicable award agreement), within one year following a change in control.

Other Compensation Agreements and Policies

Employment Agreement with James Preuninger

In March 2014, in connection with the completion of our initial public offering, we entered into an employment agreement with James Preuninger, our Chief Executive Officer. The employment agreement had a two-year term expiring March 3, 2016. The agreement provided for a base salary of $350,000. On August 5, 2014, after conducting a comprehensive review of compensation for our executive officers with our independent compensation consultant, the Committee approved an increase in Mr. Preuninger’s annual base salary to $415,000.

Under the employment agreement, Mr. Preuninger was eligible to receive an annual cash incentive with a target amount equal to no less than 100% of his base salary. The actual annual bonus amount depended on the achievement of performance goals set for that year, as determined by the Compensation Committee. In addition, Mr. Preuninger was eligible to receive an executive equity award based on his performance across a wide range of criteria, with a target number of shares of our common stock that would cause such annual grant of equity awards to have a fair value as of the date of grant of such equity award equal to 100% of his base salary in effect on the date of grant of the equity award.

EXECUTIVE COMPENSATION DISCUSSION

Pursuant to the employment agreement, if we terminated Mr. Preuninger’s employment without cause or he resigned for good reason, he would be entitled to the following, (i) his accrued but unpaid annual bonus, if any, for the fiscal year ended prior to his termination date, (ii) if his date of termination occurred during the Post-Change in Control Period (as defined in the agreement), 100% of his outstanding equity awards would become fully vested and exercisable, (iii) a lump-sum cash payment, payable within five days after such termination becomes final, in an amount equal to two years of his base salary then in effect, and (iv) coverage of COBRA premiums, if any, paid by Mr. Preuninger for continuation of coverage for him and his spouse and dependents under the Company’s group health, dental and vision plans for the lesser of two years or the maximum permissible COBRA continuation period. The employment agreement contained a covenant not to compete during the employment term and for one year thereafter.

On May 5, 2016, the Company, after a comprehensive review, entered into an amended employment agreement with Mr. Preuninger, which replaced his prior employment agreement dated March 3, 2014, which had expired on March 3, 2016. The May 5, 2016 employment agreement is identical to the March 3, 2014 employment agreement in all material respects, with certain exceptions, in that the May 5, 2016 employment agreement includes, (i) a term of employment through December 31, 2018 with successive two-year extensions unless either party provides written notice of non-renewal at least six (6) months before the end of the then-current term of employment, (ii) a base salary adjustment to reflect the prior 2014 increase, (iii) specified compensation owed Mr. Preuninger for termination (by Mr. Preuninger for good reason or by Company without cause) or upon non-renewal by Company, (iv) provisions for claw-back and recoupment, and (v) modification of the Confidential Information, Assignment of Rights, Non-Solicitation and Non-Competition Agreement between the Company and Mr. Preuninger to increase the time window for non-solicitation and non-competition, upon any expiration or termination, from twelve (12) months to twenty-four (24) months.

Management Severance Policy

The Company maintains a Management Severance Policy. The Severance Policy is intended to provide eligible Executive Management of the Company and its wholly-owned subsidiaries with severance pay and other benefits upon a participant’s involuntary termination of employment. We believe that reasonable severance benefits for our Executive Management are important because it may be difficult for them to find comparable employment within a short period of time following termination of employment. We also believe that it is important to protect our Executive Management in the event of a change in control transaction involving our Company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of Executive Management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change in control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interests of our stockholders.

The Severance Policy provides for severance pay and benefits upon (a) involuntary termination of employment (i.e., termination by the Company without “Cause” or by the participant for “Good Reason” (as defined in the Severance Policy)), and (b) the participant’s execution of a binding release of claims against the Company. Severance benefits provided to participants covered under the Severance Policy include 130% of annual base salary payable semi-monthly over a twelve month period commencing at termination of employment, plus twelve months of COBRA coverage at our expense, subject to a claw-back provision whereby repayment of all severance pay and benefits (net of taxes) is required if the participant violates any confidential information, non-solicitation or non-competition agreement with us. Our Chief Executive Officer is not eligible to participate in the policy while his employment agreement is in effect. The Board of Directors or Compensation Committee may amend or terminate the Severance Policy, but any amendment or termination that results in a reduction in the amount of severance pay or severance benefits will not be effective until one year after the Board of Directors or Compensation Committee approves the amendment or termination. In November 2015, the Compensation Committee amended the Severance Policy so that a new participant (i) will not be eligible for such benefits until one year from the initial hire date, and (ii) will receive 100%, instead of 130%, of annual base salary as severance pay.

An eligible participant will not be eligible to receive any benefits under the Severance Policy if the participant is party to a change in control agreement and has a termination of employment following a change in control of our Company, provided that in those circumstances, the terms and conditions for payment of any severance pay or benefits shall be determined in accordance with the terms of such change in control agreement.

EXECUTIVE COMPENSATION DISCUSSION

Change in Control Agreements

Upon employment, the Company enters into change in control agreements with each of its Executive Management, other than Mr. Preuninger. Each agreement provides that if within twelve months following a “Change in Control” (as defined below) (i) the executive terminates his or her employment with us for “Good Reason” (as defined below) or (ii) we terminate the executive’s employment without “Cause” (as defined below), the executive is entitled to receive the following severance benefits from us:

•	a single lump sum severance payment in an amount equal to twelve months’ salary, payable no later than sixty days following termination;

•	subject to the terms of equity award grant agreements and the provisions of the 2012 Plan, immediate vesting of 100% of the executive’s then outstanding and unvested equity awards as of the date of their termination of employment; and

•	payment by us of the premiums for the executive’s group health continuation coverage for the twelve-month period following the executive’s termination of employment or until the date that the executive’s COBRA continuation coverage expires.

Receipt of the severance benefits is subject to execution by the executive of release of claims in a form reasonably acceptable to us. In the event that the benefits provided for in the agreements constitute “parachute payments,” subject to excise tax, then the executive’s benefits may be adjusted so as to result in receipt by the executive, on an after-tax basis, of the greatest amount of benefits. As defined in the agreements:

•	“Cause” means (i) the executive’s willful and continued failure to perform his or her duties and responsibilities after receipt of written demand for performance from us describing the basis for our belief that the executive has not substantially performed his or her duties and providing a reasonable period (not to exceed between 15 and 30 days) to take corrective action, (ii) any material act of personal dishonesty taken by the executive in connection with his responsibilities as an employee with the intention that such action may result in the substantial personal enrichment of the executive, (iii) the executive’s conviction of, or plea of nolo contendere to, a felony that our Chief Executive Officer reasonably believes has had or will have a material detrimental effect on our reputation or business, or (iv) a material breach of any agreement by and between the executive and us, which material breach has not been cured within 15 to 30 days of written notice from us.

•	“Good Reason” means the occurrence of any of the following, without the executive’s express written consent: (i) a material reduction of the executive’s authority, duties or responsibilities; (ii) a material reduction in the executive’s base and/or variable compensation; (iii) a material change in the geographic location at which the executive must perform his or her services greater than 50 miles; (iv) our failure to obtain the assumption of the agreements by any of our successors; or (v) any material breach or violation of a material provision of the agreements by us.

•	a “Change in Control” occurs on the date that any one person or group acquires (i) assets from us that have a total gross fair market value equal or greater than 80 percent of our Company, or (ii) ownership of our stock that constitutes more than 50 percent of the total fair market value or total voting power of our stock. A Change in Control shall not include any transaction effected primarily for the purpose of financing us with cash or the initial public offering of our common stock or for reincorporation purposes.

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines provide that all non-employee directors are required to own two (2x) times their annual total compensation (including cash and equity) in Company common stock and the Chief Executive Officer is required to own five (5x) times his/her annual base salary in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the Stock Ownership Guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. As of our last Annual Meeting of Stockholders on May 2, 2017, our Chief Executive Officer and all of our then non-employee directors were in compliance with the Stock Ownership Guidelines.

Compensation Recoupment Policy

The Company has adopted a Compensation Recoupment Policy applicable to all or part of any bonus or other compensation paid, or equity awards granted, to an executive officer that was based upon the achievement of financial results that were subsequently restated. Pursuant to the policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities

EXECUTIVE COMPENSATION DISCUSSION

laws or other applicable regulations, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by NEOs or other designated Executive Management who are found personally responsible for the material restatement, as determined by the Board.

Policy Prohibiting Hedging and Speculative Trading

The Company has adopted a policy related to hedging that prohibits officers, directors and employees from (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, (ii) engaging in short sales related to the Company’s common stock, or (iii) entering into any other transaction in which they profit if the value of the Company’s common stock falls.

Retirement and Savings Plan - 401(k)

We maintain a defined contribution employee savings plan, or 401(k) Plan, for our employees. All of our employees in the United States are eligible to participate in the 401(k) Plan as of the first day of the month following the later of the employee’s employment commencement date or the date the employee attains age 21. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual Code limits. Participant contributions may be made on a pre-tax basis (401(k) contributions) or on an after-tax basis (Roth 401(k) contributions). The 401(k) Plan permits us to make profit sharing contributions and/or matching contributions to eligible participants, although such contributions are not required. We have not made any profit sharing contributions or matching contributions during the years ended December 31, 2017, 2016 or 2015. Participants’ pre-tax 401(k) contributions and Roth 401(k) contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Contributions that we make, if any, are subject to vesting in 20% annual increments starting after the participant has completed two years of service; employees are immediately and fully vested in their own pre-tax 401(k) contributions and after-tax Roth 401(k) contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Section  162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, through December 31, 2017, limited the tax deduction of public companies for compensation in excess of $1.0 million paid to their CEO and the three most highly compensated executive officers (other than the CFO) at the end of any fiscal year unless the compensation qualified as “performance-based compensation.” For tax years after 2017, the recently enacted Tax Cuts and Jobs Act of 2017 amended Section 162(m) to eliminate the “performance-based” exception and now restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million, to the group defined above, subject to a transition rule for written binding contracts in effect on November 2, 2017 that are not modified in any material respect on or after such date. Our Compensation Committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executives with appropriate rewards for their performance. However, our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests. The Compensation Committee is continuing to assess the impact of Section 162(m) of the Code, as amended, on our compensation programs, including the transition rule for written binding contracts with respect to 2018 equity awards that were granted in 2017.

EXECUTIVE COMPENSATION DISCUSSION

Executive Compensation Tables

Summary Compensation Table

The following table and notes set forth information for the fiscal years ended December 31, 2017, 2016 and 2015, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2017, and (ii) the three most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2017 and were serving as executive officers on December 31, 2017 (collectively, the “Named Executive Officers”). Under the SEC’s rules, non-equity awards are reported in the performance year in which they are earned, while equity-based awards are reported in the year in which they are granted.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards[1] ($)		Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
James Preuninger,	2017	415,000	2,122,970		759,377	77,263	4,700	3,379,310
Chief Executive Officer	2016	415,000	—	[5]	—	271,896	4,700	691,596
	2015	415,000	754,470		688,162	—	4,700	1,862,332
Thomas Conway,	2017	315,000	1,223,920		275,935	29,416	3,593	1,847,864
Chief Financial Officer	2016	315,000	289,801		—	103,517	3,593	711,911
	2015	315,000	286,339		261,170	39,500	3,593	905,602
Nathan Pieri,	2017	320,000	1,225,335		275,935	29,788	4,113	1,855,171
Chief Product Officer	2016	320,000	294,402		—	104,827	4,113	723,342
	2015	320,000	290,880		265,315	40,000	4,113	920,328
Albert C. Cooke III,	2017	272,000	338,668		222,382	113,657	10,548	957,255
Vice President, Global Sales	2016	272,000	250,240		—	245,982	10,548	778,770
	2015	272,000	247,248		225,518	157,635	10,548	912,949

(1)	These amounts represent:
(a)	For 2017, for Mr. Preuninger, the aggregate grant date fair value ($9.09 per share) of 97,103 RSUs and 136,537 PSUs made during the fiscal year ended December 31, 2017. Vesting of the PSUs will be determined on the basis of an Adjusted EBITDA target for the Company for the fiscal year ending December 31, 2018. The PSUs will vest at 100% for achieving the target. Under and over performance shall achieve vesting of 0% at the threshold (80% of target) and 500% if the cap (200% of target) is exceeded. If performance falls between the specified ranges, the Compensation Committee will determine the vesting percentage by decelerators and accelerators. If earned, the PSUs will cliff-vest following the filing of our Annual Report on Form 10-K for the year ending December 31, 2018.

For 2017, for Messers. Conway, Pieri and Cooke, the aggregate grant date fair value ($8.18 per share) of, respectively, 39,448, 39,448 and 31,792 RSUs and the aggregate grant date fair value ($8.18 per share) of, respectively, 10,909, 11,082 and 9,610 PSUs made during the fiscal year ended December 31, 2017. Vesting of the PSUs will be determined on the basis of an Adjusted EBITDA target for the Company for the fiscal year ending December 31, 2018. The PSUs will vest at 100% for achieving the target. Under and over performance shall achieve vesting of 0% at the threshold (80% of target) and 500% if the cap (200% of target) is exceeded. If performance falls between the specified ranges, the Compensation Committee will determine the vesting percentage by decelerators and accelerators. If earned, the PSUs will cliff-vest following the filing of our Annual Report on Form 10-K for the year ending December 31, 2018.

For 2017, for Mr. Conway and Mr. Pieri, the aggregate grant date fair value ($8.12 per share) of 100,000 RSUs made to each during the fiscal year ended December 31, 2017.

(b)	For 2016, the aggregate grant date fair value ($3.74 per share) of RSUs made during the fiscal year ended December 31, 2016.
(c)	For 2015, the aggregate grant date fair value ($8.08 per share) of PSUs made during the fiscal year ended December 31, 2015. Achievement of the PSUs was to be determined on the basis of a target amount of revenue of the Company for the fiscal year ending December 31, 2017, by reference to a stated revenue target that reflected a compound annual revenue growth rate for the three-year period ending on such date. The revenue threshold for the fiscal year ending December 31, 2017 was not achieved and therefore the PSUs did not vest, were cancelled and are currently valued at $0.00.

EXECUTIVE COMPENSATION DISCUSSION

(2)	These amounts represent the aggregate grant date fair value of stock option awards made during each fiscal year, calculated in accordance with ASC 718. The vesting terms for the listed options are as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter.
(3)	These amounts represent Short-Term (Annual Cash) Incentive Program bonus payments relating to the stated fiscal year, and in the case of Mr. Cooke, also his sales commission plan. These amounts were earned based on the recipient’s formulaic performance against specified criteria. The 2017 criteria included Revenue, Annual Subscription Value and Adjusted EBITDA (however, Adjusted EBITDA for 2017 was a two-year deferred metric not designed to be paid in 2017, but in PSUs based on 2018 Adjusted EBITDA performance, and are therefore included as a “Stock Award” in footnote 1(a), above). Mr. Cooke received incentive compensation based on these same factors for 2017 resulting in an amount paid of $25,832, but 50% of his target award was based on the Company’s sales incentive program resulting in an amount paid of $87,825, for a total of $113,657.
(4)	These amounts include premiums we paid for life insurance, long-term disability and accidental death and dismemberment insurance on these individuals. In addition, Mr. Cooke receives a standard car allowance.
(5)	The Committee and Mr. Preuninger discussed postponing Mr. Preuninger’s would-be 2016 Long-Term (Equity) Incentive Program award in order to maximize the awards to other employees due to the limited number of equity shares remaining in the Company’s 2012 Plan for fiscal 2016. The Committee did award him, during the fiscal year ended December 31, 2017, 107,792 PSUs (included in the 136,537 PSU grant referenced in footnote 1(a) above) to be considered in recognition of his non-receipt of a 2016 Long-Term (Equity) Incentive Program award.

Outstanding Equity Award Table (at Fiscal Year End)

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2017:

			OPTION AWARDS[1]				STOCK AWARDS
Name and Principal Position	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
James W. Preuninger,	6/25/2013		133,600	0	6.14	6/25/2023	—		—
Chief Executive Officer	8/5/2014		266,448	61,489	13.00	8/5/2024	—		—
	2/19/2015		142,656	64,844	8.08	2/19/2025	93,375	[2]	0
	2/10/2016	[5]	—	—	—	—	—		—
	7/14/2017		0	232,038	9.09	7/14/2027	97,013	[3]	712,075
	7/14/2017		—	—	—	—	136,537	[4]	1,241,121
Thomas Conway,	2/11/2010		33,400	0	2.31	2/11/2020	—		—
Chief Financial Officer	9/30/2011		26,720	0	2.31	9/30/2021	—		—
	6/25/2013		36,740	0	5.57	6/25/2023	—		—
	8/5/2014		170,028	39,238	13.00	8/5/2024	—		—
	2/19/2015		54,140	26,610	8.08	2/19/2025	35,438	[2]	0
	2/10/2016		—	—	—	—	43,587	[3]	319,929
	6/12/2017		0	94,353	8.18	6/12/2027	39,448	[3]	289,548
	6/12/2017		—	—	—	—	10,909	[4]	89,236
	10/6/2017		—	—	—	—	100,000	[3]	734,000
Nathan Pieri,	7/16/2014		219,375	50,625	15.36	7/16/2024	—		—
Chief Product Officer	2/19/2015		55,000	25,000	8.08	2/19/2025	36,000	[2]	0
	2/10/2016		—	—	—	—	44,279	[3]	325,008
	6/12/2017		0	94,353	8.18	6/12/2027	39,448	[3]	289,548
	6/12/2017		—	—	—	—	11,082	[4]	90,651
	10/6/2017		—	—	—	—	100,000	[3]	734,000

EXECUTIVE COMPENSATION DISCUSSION

Albert C. Cooke III,	2/11/2010	25,000	0	2.31	2/11/2020	—		—
Vice President, Global Sales	9/30/2011	26,720	0	2.31	9/30/2021	—		—
	6/25/2013	23,380	0	5.57	6/25/2023	—		—
	8/5/2014	146,817	33,882	13.00	8/5/2024	—		—
	2/19/2015	46,750	21,250	8.08	2/19/2025	30,600	[2]	0
	2/10/2016	—	—	—	—	37,637	[3]	276,256
	6/12/2017	0	76,041	8.18	6/12/2027	31,792	[3]	233,353
	6/12/2017	—	—	—	—	9,610	[4]	78,610

(1)	These stock options vest over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter.
(2)	These stock awards are for PSUs valued at December 31, 2017. Achievement of these PSUs was determined on the basis of a target amount of revenue of the Company for the fiscal year ending December 31, 2017, by reference to a stated revenue target that reflected a compound annual revenue growth rate for the three-year period ending on such date. The revenue threshold for the fiscal year ending December 31, 2017 was not achieved and therefore the PSUs did not vest, were cancelled and are currently valued at $0.00.
(3)	The stock awards that were granted on 2/10/2016 are for RSUs that vest over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter and are valued at December 31, 2017. The stock awards that were granted on 6/12/2017, 7/14/2017 and 10/6/2017 are for RSUs that vest over four years as follows: 25% on each of the first, second, third and fourth anniversaries of the grant date and are valued at December 31, 2017.
(4)	The stock awards that were granted on 6/12/2017 and 7/14/2017 are for PSUs valued at December 31, 2017. Vesting of these PSUs will be determined on the basis of an Adjusted EBITDA target for the Company for the fiscal year ending December 31, 2018. Vesting of the PSUs will be 100% for achieving the target. Under and over performance shall achieve vesting of 0% at the threshold (80% of target) and 500% if the cap (200% of target) is exceeded. If performance falls between the specified ranges, the Compensation Committee will determine the vesting percentage by decelerators and accelerators. If earned, the PSUs will cliff-vest following the filing of our Annual Report on Form 10-K for the year ending December 31, 2018.
(5)	The Committee and Mr. Preuninger discussed postponing any would-be 2016 equity award from the 2016 Long Term (Equity) Incentive Program in order to maximize the awards to other employees due to the limited number of equity shares remaining in the Company’s 2012 Plan. No equity award was made in 2016.

DIRECTOR COMPENSATION DISCUSSION

Director Compensation Discussion

Our Board has adopted a Non-Employee Directors Compensation Policy for our non-employee directors, providing for a mix of cash and equity compensation, that applies much of the philosophy set forth in the Executive Compensation Discussion to non-employee director compensation.

Each non-employee director receives an annual cash retainer of $60,000. The Chairman of the Board receives a supplemental annual cash retainer in an amount $25,000. Effective for fiscal 2017, each non-employee director that serves in a chairperson role of a committee will receive a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee—$15,000; (ii) Chair of the Compensation Committee—$15,000; and (iii) Chair of the Nominating and Corporate Governance Committee—$7,500. The annual and supplemental cash retainers are payable in monthly installments on the first business day of each calendar month if the director remains in continuous service through such date. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

In addition, each year on the date of the Annual Meeting of Stockholders (or the next trading day after a blackout period), each non-employee director receives an annual award of restricted stock units (“RSUs”) for the number of shares of our common stock that have a market value of $90,000 based on the closing price of the common stock on the last business day preceding the grant date. The Chairman of the Board receives an additional annual RSU grant for the number of shares based on his increased annual cash retainer. Additionally, a new non-employee director receives

DIRECTOR COMPENSATION DISCUSSION

an inaugural award of RSUs for the number of shares of the Company’s common stock that has a market value of $180,000 based on the closing price on the last business day preceding the date such RSUs are granted. In August 2017, our Board collectively received a total of 57,022 RSUs as their annual award, as follows: Ms. Craven and Messrs. Harvey, Howard and Malone each received 10,804 RSUs and Mr. Williams received 13,806 RSUs. James Preuninger, our Chief Executive Officer, receives no separate compensation for his services as a director. Our 2012 Plan places a calendar-year limitation of $400,000 on the fair market value (at the time of grant) of each equity award granted to our non-employee directors.

The annual RSU grants vest on the earlier of (i) the first anniversary of the date of grant, (ii) the date of the non-employee director’s death, or (iii) upon a “Change in Control” (as defined in the award agreements), provided that the director remains in continuous service until the vesting date. The shares underlying vested RSUs will be issued to the non-employee directors in settlement of the award on the earlier of Separation from Service (as defined in the 2012 Plan) or upon consummation of a Change in Control. If a non-employee director’s RSUs are not vested on or before the director’s Separation from Service, with limited exception, the director’s non-vested RSUs will be immediately forfeited without consideration. For grants during fiscal 2018, the Board adopted a RSU Deferral Election Form, allowing a director to elect to receive vested RSUs on the vesting date or the Separation of Service date, or a date in between. Deferral elections for fiscal 2018 had to be documented with the Company prior to December 31, 2017.

To insure an appropriate level and mix of non-employee director compensation, in conjunction with Pearl Meyer, the Committee reviews total compensation against the peer group. While the Committee does not target specifically its peer group in determining the compensation level and mix, the Committee does consider the range of annual cash retainer and long-term incentive levels that the peer group provides to their non-employee directors and generally intends to fall within the 35th to 65th percentile of the range.

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors and recognize the time and effort required of a director given the size and complexity of our operations. We believe the equity grants help to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. To further this notion, we have adopted Stock Ownership Guidelines so that non-employee directors achieve and maintain a minimum ownership position of our common stock having a value that is at least equal to two (2x) times their total annual compensation.

Director Compensation Table

The following table provides information concerning the compensation earned by each person, other than Mr. Preuninger, who served as a member of our Board of Directors during the year ended December 31, 2017. See “Executive Compensation” for a discussion of the compensation received by Mr. Preuninger.

Director	Fees earned or paid in cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Total ($)
Pamela F. Craven	71,250	90,000	—	161,250
Ralph Faison[4]	5,000	—	—	5,000
Kenneth Harvey	65,625	90,000	—	155,625
Rudy Howard	71,250	90,000	—	161,250
John Malone	60,000	90,000	—	150,000
Barry Williams	85,000	115,000	—	200,000

(1)	Represents amount earned or paid during fiscal year 2017.
(2)	These awards consist of restricted stock unit (RSU) grants that vest in their entirety on the first anniversary of the grant date but are not settled until a director’s separation of service. These amounts reflect the fair value of the RSU award, based on the value of our common stock at the close of market on the date immediately preceding the date of grant. As of December 31, 2017, the following non-employee directors of our Board held the following number of vested RSUs, Ms. Craven and Messrs. Harvey, Howard and Malone each held 49,174 RSUs and Mr. Williams held 64,104 RSUs. On August 7, 2018, Ms. Craven and Messrs. Harvey, Howard and Malone will each have an additional 10,804 RSUs vest and Mr. Williams will have an additional held 13,806 RSUs vest.

DIRECTOR COMPENSATION DISCUSSION

(3)	There were no stock option awards to the individuals listed in the table during fiscal year 2017. As of December 31, 2017, the only non-employee directors holding options to purchase shares of our common stock were Mr. Howard and Mr. Harvey who each hold 80,160 vested options.
(4)	Mr. Faison joined the Board effective December 1, 2017

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Ownership of Equity Securities of the Company

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 9, 2018 by (i) each current director and nominee, (ii) our executive officers named in the Summary Compensation Table, and (iii) all of our current directors and executive officers as a group. There were 27,321,849 shares of our common stock outstanding as of March 9, 2018.

Unless otherwise indicated, the address of each person named in the table below is Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. We are not aware of any arrangements that could at a subsequent date result in a change in control. The table does not include PSUs that were awarded during 2017, which generally vest only upon the achievement of performance criteria.

Named Executive Officers and Directors:	# Shares Beneficially Owned[1]		Percent of Total
Thomas Conway [2]	356,951		1.3
Pamela Craven [3]	57,174	*
Albert C. Cooke III [4]	307,687		1.1
Kenneth Harvey [5]	303,580		1.1
Rudy Howard [6]	129,334	*
John Malone [7]	57,174	*
Nathan Pieri [8]	343,951		1.3
James Preuninger [9]	2,495,760		9.1
Barry Williams [10]	64,104	*
Ralph Faison[11]	6,500	*

All directors and executive officers as a group (10 persons)	4,122,215		15.1

*	Less than 1%
(1)	Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units (RSUs) where the shares could be issuable as of March 9, 2018 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 9, 2018 or within 60 days thereafter. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(2)	Mr. Conway is our Chief Financial Officer. Includes 4,843 shares of common stock and options to purchase 352,108 shares of common stock that have vested or will vest within 60 days of the date of this table.
(3)	Ms. Craven is one of our directors. Includes 8,000 shares of common stock and 49,174 vested RSUs for which receipt could be settled within 60 days of the date of this table.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

(4)	Mr. Cooke is our SVP, Managing Director of EMEA. Includes 12,182 shares of common stock and options to purchase 295,505 shares of common stock that have vested or will vest within 60 days of the date of this table.
(5)	Mr. Harvey is one of our directors. Includes 174,246 shares of common stock, options to purchase 80,160 shares of common stock that have vested or will vest within 60 days of the date of this table, and 49,174 vested RSUs for which receipt could be settled within 60 days of the date of this table.
(6)	Mr. Howard is one of our directors. Includes stock options to purchase 80,160 shares of common stock that have vested or will vest within 60 days of the date of this table and 49,174 vested RSUs for which receipt could be settled within 60 days of the date of this table.
(7)	Mr. Malone is one of our directors. Includes 8,000 shares of common stock and 49,174 vested RSUs for which receipt could be settled within 60 days of the date of this table.
(8)	Mr. Pieri is our Chief Product Officer. Includes 30,826 shares of common stock and stock options to purchase 313,125 shares of common stock that have vested or will vest within 60 days of the date of this table.
(9)	Mr. James Preuninger is our Chief Executive Officer and a director. Consists of 1,899,095 shares of common stock (inclusive of 249,545 shares of common stock held of record by The James Preuninger 2013 Five Year GRAT) and stock options to purchase 596,665 shares of common stock that have vested or will vest within 60 days of the date of this table.
(10)	Mr. Williams is one of our directors. Includes 64,104 vested RSUs for which receipt could be settled within 60 days of the date of this table.
(11)	Mr. Faison is one of our directors as of December 1, 2017. Includes 6,500 shares of common stock.

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our common stock as of March 9, 2018, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G and Forms 4 through the date of this Proxy Statement. There were 27,321,849 shares of our common stock outstanding as of March 9, 2018.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares	Percent of Total[1]
Neil Gagnon and Gagnon Securities LLC [2] 1370 Avenue of the Americas, Suite 2400, New York, NY 10019	2,573,946	9.4%
Royce & Associates, LP3 745 Fifth Avenue, New York, NY 10151	1,834,471	6.7%
Granahan Investment Management, Inc.4 404 Wyman Street, Suite 460, Waltham, MA 02451	1,652,152	6.0%
Altai Capital Management L.P., et al.[5] 520 Newport Center Dr., 12th Floor, Newport Beach, CA 92660	1,569,653	5.7%
Oaktop Capital Management II, L.P.[6] One Main Street, Suite 202, Chatham, NJ 07928	1,384,691	5.1%

Total	9,014,913	33.0%

(1)	The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of common stock outstanding as of March 9, 2018 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.
(2)	The beneficial ownership shown was provided by Neil Gagnon and Gagnon Securities LLC pursuant to a Schedule 13G/A filed with the SEC on February 14, 2018.
(3)	The beneficial ownership shown was provided by Royce & Associates, LP pursuant to a Schedule 13G filed with the SEC on January 17, 2018.
(4)	The beneficial ownership shown was provided by Granahan Investment Management, Inc. pursuant to a Schedule 13G filed with the SEC on February 12, 2018.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

(5)	The beneficial ownership shown was provided by Altai Capital Management L.P., et al., pursuant to a Schedule 13D filed with the SEC on March 12, 2018. According to such filing 1,569,653 shares were acquired on or before March 9, 2018 and 22,894 shares were acquired subsequent to March 9, 2018.
(6)	The beneficial ownership shown was provided by Oaktop Capital Management II, L.P. pursuant to a Schedule 13G filed with the SEC on February 14, 2018.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 about our common stock that may be issued under our existing equity compensation plans. All of the indicated securities are authorized under our 2012 Omnibus Incentive Compensation Plan and our 2002 Stock Option Plan.

Equity Compensation Plans	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Stock Options	4,632,654	[1]	$9.79	—
Restricted Stock Units (RSUs)	812,262		N/A	—
Performance Stock Units (PSUs)	466,499	[2]	N/A	—

Subtotal:	5,911,415		N/A	3,141,931	[3]

Equity compensation plans not approved by stockholders:	—		—	—

Total	5,911,415		$9.79	3,141,931	[4]

(1)	As of December 31, 2017, the aggregate weighted-average remaining contractual life of our outstanding stock options was 6.4 years with an aggregated weighted-average exercise price of $9.79.
(2)	Represents the number of PSU underlying shares that could be earned assuming target achievement of the applicable performance conditions.
(3)	Inclusive of the additional shares approved by the stockholders at the 2017 Annual Meeting.
(4)	For grants after March 10, 2017, full value awards (equity awards other than stock options and stock appreciation rights) reduce the remaining available total by a ratio of 1.67 shares for every one share issued in connection with such an award.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal 2 -

Ratification of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has selected KPMG LLP, or KPMG, as our independent registered public accountants for the fiscal year ending December 31, 2018, and the Board has directed that management submit this selection for ratification by the stockholders at our 2018 Annual Meeting. KPMG has served as our independent registered public accounting firm and has audited our financial statements, prior to us becoming public, since 2003. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of KPMG as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the selection of KPMG as our independent registered public accountants is not required. The Board is submitting the selection of KPMG to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	2017	2016
Audit fees	$523,757	$594,126
Audit-related fees	15,000	—
Tax fees	385,777	368,922
All other fees	306,351	—

Total	$1,230,885	$963,048

Audit and audit-related fees consist of fees incurred for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. Tax fees include tax return compliance, tax due diligence, transfer pricing, post-acquisition tax structuring, global mobility services and tax consultations. Other fees include fees for advising the Company on the adoption of the new revenue recognition standard, ASC 606.

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Non-audit services that constitute less than 5% of the revenues paid by the Company to the independent registered public accounting firm may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Company at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to pre-approve permissible non-audit services so long as this pre-approval is presented to the full Audit Committee at scheduled meetings. The Audit Committee has delegated pre-approval authority of up $100,000 in between scheduled Audit Committee meetings to the Chairperson of the Audit Committee, and the Chairperson is required to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. In addition, the Audit Committee has granted Thomas Conway, the Company’s Chief Financial Officer, authority to approve non-audit services of up to $100,000 in between scheduled Audit Committee meetings upon notice in each instance to the Chairperson of the Audit Committee, subject to confirmation of the approval of such services by the Audit Committee at the next scheduled meeting. All KPMG services and fees in 2017 were approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED

AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee of the Board of Directors (“Committee”), is composed of three independent directors, Rudy Howard (Chair), Pamela Craven and John Malone), and operates under a written charter adopted by the Board of Directors. Among its functions, the Committee selects the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to oversee the financial reporting process on behalf of the Board of Directors and to report the result of their activities to the Board of Directors.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that its financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The independent auditors also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB, and the Committee discussed with the independent auditors their independence and considered the compatibility of non-audit services with the auditors’ independence.

Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, and relying thereon, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors,

Rudy Howard (Chair)
Pamela Craven
John Malone

MANAGEMENT

Management

The names of our current executive officers and other executive management, their ages, their positions and other biographical information are set forth below:

Executive Officers	Age	Position
James Preuninger	58	Chief Executive Officer and Director
Thomas Conway	50	Chief Financial Officer
Nathan Pieri	52	Chief Product Officer
Albert C. Cooke III	58	SVP, Managing Director EMEA

Executive Management (including Executive Officers)	Age	Position
Ty Y. Bordner	53	SVP, Marketing and Business Development
Kae-por F. Chang	57	Managing Director, Amber Road China
Claude Correll	46	Vice President, Global Engineering
Glenn T. Gorman	58	Chief Information Officer
Brad Holmstrom	53	General Counsel and Corporate Secretary
William R. Jackowski	51	Vice President, Professional Services
Stephanie J. Miles	49	Vice President, Commercial Services

James W. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board of Directors since 2002. Biographical information concerning Mr. Preuninger is set forth above under “Election of Directors.”

MANAGEMENT

Thomas E. Conway is our Chief Financial Officer, a position he has held since 2007. He previously served as Assistant Corporate Controller and Director of North American Accounting Operations at Cognizant Technology Solutions, an information technology company. Prior to joining Cognizant, Mr. Conway worked for seven years at JDS Uniphase, a fiber optic component and systems provider, where he served as Controller and Director of Finance, and nine years at KPMG LLP, where he was Senior Manager in the Communication and Entertainment audit and consulting practice. Mr. Conway is a certified public accountant and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Nathan Pieri is our Chief Product Officer. He returned to us in 2014 after two years as Senior Vice President of Portfolio Product Management & Software Delivery for Triple Point Technology, a provider of commodity trading and risk management solutions. For a ten-year period, Nathan worked as our Senior Vice President, Marketing and Product Management and was responsible for product strategy and global marketing. Prior to his first appointment with us, he held senior marketing and product management roles at other enterprise software companies such as Celarix and Baan (Infor). Earlier in his career, Mr. Pieri was a strategy and supply chain management consultant at Coopers & Lybrand and held various operating roles at General Electric, where he started his career in the manufacturing management program.

Albert C. Cooke III is our Sr. Vice President of Managing Director EMEA (Europe, Middle East and Asia). Prior to that he was Vice President, Global Sales, a position he held since 2005. He is responsible for sales, marketing, implementation and market channels of our solutions to customers in the EMEA. Prior to joining us, Mr. Cooke was Vice President of Products and Solutions for Industri-Matematik International Corp. (IMI), a leading provider of order management software. Prior to IMI, Mr. Cooke held senior sales roles at Adexa, Optum, and Russ Berrie & Company.

Ty Y. Bordner is our Sr. Vice President of Marketing and Business Development. Prior to that he was Vice President, Solutions Consulting since 2006. He is responsible for marketing, product strategy and direction of Amber Road. Prior to joining us in 2006, Mr. Bordner spent 10 years with JPMorgan Chase Vastera, a global trade management software and managed services provider, in various leadership roles, including oversight for Engineering, Solutions Consulting and Product Management. During his tenure he helped manage the company through multiple growth stages from startup, through initial public offering, to achieving annual revenues in excess of $80 million. Prior to joining JPMorgan Chase Vastera, Mr. Bordner worked for GXS (formerly GE Information Services).

Kae-por Chang has served as the Managing Director, Amber Road China since 2013. From 2007 until September 2013, Mr. Chang was the founder and CEO of EasyCargo, which we acquired in 2013. Mr. Chang has over 20 years of senior management experience in global supply chain management, logistics, distribution, IT, and regulatory compliance, as an executive of both public and private companies. He was also an Ernst & Young LLP consultant prior to founding EasyCargo.

Claude Correll has been our Vice President, Global Engineering since 2016 and has served in various engineering roles with us since 2007. Mr. Correll is responsible for building and delivering Amber Road’s portfolio of GTM solutions. Prior to joining Amber Road, Mr. Correll was with JPMorgan Chase Vastera as Principal Software Architect. Mr. Correll received a Bachelor’s degree in Computer Science from the University of Maryland, College Park.

Glenn T. Gorman serves as our Chief Information Officer, a position he has held since 2002. Mr. Gorman is responsible for setting our technology policy and managing the hosting operations, information technology and quality assurance departments. Prior to joining us, Mr. Gorman held various positions including that of Systems Engineer and Operational Specialist for IBM Corporation from 1984 until 1986, where he served as a liaison between field support and IBM’s development laboratories.

Brad Holmstrom has served as our General Counsel and Corporate Secretary since 2015. He has over 25 years of legal experience, most recently as General Counsel and Corporate Secretary for MDU Communications International, Inc., a publicly-traded communications company. Prior to his in-house experience, he was partner with Shughart Thomson & Kilroy, which subsequently merged to create the national law firm of Polsinelli PC.

William R. Jackowski is our Vice President, Professional Services, a position he has held since 2006. In this position, Mr. Jackowski manages a team of experienced consultants specializing in the implementation of our solutions. Prior to joining us, Mr. Jackowski served as Vice President of Global Professional Services for JPMorgan Chase Vastera, where he oversaw strategic software accounts and helped grow that company’s professional services organization across North America, Europe and South America. Previously, Mr. Jackowski held several management and consulting positions with large consulting organizations such as American Management Systems (AMS) and PeopleSoft.

MANAGEMENT

Stephanie J. Miles is our Sr. Vice President, Commercial Services, a position she has held since 2005. Ms. Miles leads our support team for the delivery, implementation and ongoing support services relating to our GTM solutions. Until February 2013, her position also encompassed leadership of our professional services team. Prior to joining us, Ms. Miles held various leadership positions with the supply chain visibility company BridgePoint, a subsidiary of CSX Corporation, for seven years. While at BridgePoint, she held the positions of Senior Vice President and General Manager, and also served as a board member.

ANNUAL REPORT AND FORM 10-K

Annual Report and Form 10-K

The Company’s Annual Report for fiscal 2017, which contains the consolidated financial statements of the Company for the year ended December 31, 2017, accompanies this Proxy Statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.investor.amberroad.com/sec-filings. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company. Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2017, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. In order for stockholder proposals for the 2019 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than December 1, 2018.

Any director nomination or proposal that a stockholder wishes to present at the 2019 Annual Meeting of Stockholders, other than through inclusion in our Proxy Statement, must follow the procedures described in our Amended and Restated Bylaws. Under these procedures, stockholders must submit the proposed nominee or proposal by giving written notice to our Corporate Secretary at our principal executive offices no earlier than January 5, 2019 and no later than February 2, 2019. These timing requirements differ if this year’s annual meeting were to be adjourned or otherwise postponed or if the date of next year’s annual meeting is not within 30 days before or after the anniversary date of this year’s meeting. If any of these events occur, we will furnish the new dates for submission of

OTHER MATTERS

proposed nominees or other items of business by public disclosure including filing with the SEC of a current report on Form 8-K. The stockholder must have been a stockholder of record at the time of the giving of the notice and entitled to vote at the meeting. The stockholder’s notice must set forth the following:

•	As to any proposed nominee for directorship, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the number of shares of common stock owned of record and beneficially by the nominee, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (5) such other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under the proxy rules, including (without limitation) such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee.

•	As to any other business proposed to be brought before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

•	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder and of such beneficial owner, as they appear on our books, and (2) the class and number of shares owned beneficially and of record by such stockholder and such beneficial owner.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER MATTERS

Disclaimer

This Proxy Statement may contain statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Bradley D. Holmstrom
General Counsel & Corporate Secretary

East Rutherford, New Jersey

March 26, 2018

Fitch Proof - 92198-Amber Road Proxy Card Rev 01 - Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail AMBER ROAD, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 30, 2018. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” Election of Directors James Preuninger Ralph Faison FOR WITHHOLD FOR AGAINST ABSTAIN 2. Ratification of independent registered public accounting firm. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. CONTROL NUMBER Signature Signature, if held jointly Date , 2018 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Fitch Proof - 92198-Amber Road Proxy Card Rev 01 - Back Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 1, 2018 The Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2017 are available at http://www.cstproxy.com/amberroad/2018 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AMBER ROAD, INC. The undersigned appoints James W. Preuninger and Thomas E. Conway, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Amber Road, Inc. held of record by the undersigned at the close of business on March 9, 2018 at the Annual Meeting of Stockholders of Amber Road, Inc. to be held on May 1, 2018, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)